PRICING SUPPLEMENT NO. 22                                         Rule 424(b)(3)
DATED: May 11, 2004                                          File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $60,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 5/14/2004  Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date:  6/2/2006        CUSIP#: 073928F32

Option to Extend Maturity:      No    [x]
                                Yes   [ ]   Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[x]   Federal Funds Open Rate            Interest Reset Date(s): Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  1.16%            Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.16%

* Commencing June 2, 2004 and on the 2nd of each September, December, March and June thereafter, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.